Exhibit 10.13
ODYSSEY RE HOLDINGS CORP.
STOCK OPTION PLAN
(As Amended and Restated Effective as of October 28, 2009)
     1. Purposes. The purposes of the ODYSSEY RE HOLDINGS CORP. STOCK OPTION PLAN, as amended from time to time (the “Plan”), are to advance the interests of Odyssey Re Holdings Corp., a Delaware corporation, and any successor thereto (the “Company”), by linking the personal interests of participants to those of the Company’s stockholders by providing participants with an incentive for outstanding performance. The Plan is further intended to assist the Company in its ability to motivate, and retain the services of, participants upon whose judgment, interest and special effort the successful conduct of the Company’s and its Subsidiaries’ (as such term is defined below) operations is largely dependent.
     2. Definitions and Rules of Construction.
          (a) Definitions. For purposes of the Plan, the following capitalized words shall have the meanings set forth below:
          “Award” means an Option granted pursuant to Section 7 of the Prior Plan.
          “Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee which sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.
          “Board” means the Board of Directors of the Company.
          “Book Value Per Share” or “BVPS” means the total shareholders’ equity of the Company attributable to the common equity as of an applicable Quarter Date, as adjusted for dividends, capital contributions or other extraordinary events (in each case, as determined by the Board or the Committee in its sole discretion), divided by 58,443,149.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations (including any proposed regulations) promulgated thereunder.

          “Committee” means the Compensation Committee of the Board, or such other committee of the Board as may be designated from time to time by the Board to administer the Plan.
          “Common Stock” means the common stock of the Company.
          “Date of Grant” means the date of grant of an Award as set forth in the applicable Award Document.
          “Disability” shall have the meaning set forth in Section 22(e) of the Code.
          “Effective Date” means May 23, 2001.
          “Effective Time” means October 28, 2009, at 1:19 P.M., the date and time at which the Merger became effective, as set forth in Section 2.03 of the Merger Agreement.
          “Employee” means a director or an employee of the Company or of any Subsidiary (including, without limitation, a common law employee and an individual who provides substantial service for the Company or any Subsidiary pursuant to a contractual arrangement entered into by and between the Company or any Subsidiary and an independent entity).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.
          “Fairfax” means Fairfax Financial Holdings Limited.
          “Merger” means the merger of Fairfax Investments USA Corp. with and into the Company as contemplated by the Merger Agreement.
          “Merger Agreement” means the Agreement and Plan of Merger, dated as of September 18, 2009, entered into by and among Fairfax, Fairfax Investments USA Corp., and the Company.
          “Option” means a nonqualified stock option granted under Section 7, which is not an “incentive stock option” within the meaning of Section 422 of the Code.
          “Participant” means an individual who has been granted an Award.

          “Prime Rate” means the rate which Citibank, N.A. announces from time to time at its principal office as its prime lending rate for domestic commercial loans, the Prime Rate to change when and as such prime lending rate changes.
          “Prior Plan” means the Plan as in effect immediately prior to the Effective Time.
          “Pro Rata Portion” means, in respect of a particular Option on a particular date, the portion represented by the fraction A divided by B, where A is the number of days from (but excluding) the date the particular Option was granted until (and including) the particular date and B is the number of days from (but excluding) the date the particular Option was granted until (and including) the date when that Option would have been fully vested.
          “Quarter Date” means, with respect to any date, the last day of the most recently completed quarter of the Company for which Fairfax has publicly released its earnings report, or in the event that Fairfax does not intend to publicly release an earnings report, for which financial statements that report the Company’s book value are available.
          “Retirement Age” means the age regarded by the Company or a Subsidiary as the normal retirement age for its employees in general, based upon the Company’s or the Subsidiary’s normal employment and related policies and practices.
          “REVR” means a restricted equity value right to receive a cash payment based on the REVR Value upon the exercise of an Option in accordance with Section 7 of the Plan and the applicable Award Document.
          “REVR Value” means BVPS as of the applicable Quarter Date.
          “Shares” means the shares of Common Stock and any shares or other securities into which such Shares have been for whatever reason changed or which have for whatever reason been substituted for, or distributed (as a dividend or otherwise) upon, such Shares.
          “Subsidiary” means any (i) corporation if fifty percent (50%) or more of the total combined voting power of all classes of stock is owned, either directly or indirectly, by the Company or another Subsidiary or (ii) limited liability company if fifty percent (50%) or more of the membership interests is owned, either directly or indirectly, by the Company or another Subsidiary.
          “Termination of Employment” means a Participant’s termination of employment or directorship with the Company or a Subsidiary for any reason whatsoever (including, without limitation, as a result of termination by the Company or a

Subsidiary without cause) at a time when the Participant is not (and is not imminently about to be) an employee or a director of either the Company or any Subsidiary.
          (b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.
     3. Administration.
          (a) Power and Authority of the Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof:
          (i) to select Participants;
          (ii) to make Awards in accordance with the Plan;
          (iii) to determine the number of REVRs or other securities subject to each Award;
          (iv) to determine the terms and conditions of each Award, including, without limitation, those related to transferability, vesting, forfeiture and exercisability and the effect, if any, of a Participant’s Termination of Employment, and including the authority to adjust the terms of an Award to comply with the laws of any applicable jurisdiction;
          (v) to determine the BVPS and the REVR Value applicable to each Award;
          (vi) to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that either is not prejudicial to the rights of such Participant in such Award or has been consented to in writing by the Participant;
          (vii) to specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;
          (viii) to construe and interpret any Award Document delivered under the Plan;
          (ix) to prescribe, amend and rescind rules and procedures relating to the Plan;

          (x) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers of the Company some or all of its authority under the Plan;
          (xi) to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Participants who are subject to the laws of jurisdictions outside of the United States;
          (xii) to employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom; and
          (xiii) to make all other determinations (including, without limitation, factual determinations) and to formulate such procedures as may be necessary or advisable for the administration of the Plan.
          (b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.
          (c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all interested persons. Every action, including an exercise of discretion by the Committee, is wholly without precedent value for any purpose.
     4. Common Stock Subject to the Plan. Effective as of the Effective Time, no Common Stock shall be issued under the Plan with respect to any Award.
     5. Participation. Effective as of the Effective Time, no additional Awards shall be granted to any Employee or Participant.
     6. Award Document. The terms and provisions of each Award may be set forth in an Award Document in a form approved by the Committee, which shall incorporate the Plan by reference. The exercise price, vesting, forfeiture, exercisability conditions and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability) shall be determined by the Committee and may be set forth in the applicable Award Document.
     7. Stock Options.
          (a) Awards; Generally. Pursuant to the terms of the Merger Agreement, as of the Effective Time, each share of Common Stock underlying an Option shall be cancelled and converted into a REVR. Each Option shall be subject to the terms and conditions, including, without limitation, vesting schedule and forfeiture, that were applicable to the Option prior to the Effective Time (other than the right to receive Common Stock) in accordance with this Section 7 and any applicable Award Document. A Participant shall not have any stockholder rights with respect to a REVR, including, without limitation, the right to vote or to receive dividends.
     Upon the vesting of an Option, the Participant shall be deemed to have exercised such Option unless such Participant notifies the Company in writing at least fourteen (14) days prior to the applicable vesting date that he or she elects not to exercise the Option. The REVR Value of an Option shall be based on the BVPS as of the applicable vesting date of such Option. In the event a Participant elects not to exercise an Option upon the applicable vesting date, the REVR Value shall not be subject to any future increase or decrease; provided, however, that the REVR Value shall be credited with the Prime Rate, compounded annually, from the applicable vesting date until the date that the Participant exercises such Option. Upon the exercise of an Option, a Participant shall receive, within thirty (30) days of the date of exercise, the difference between (x) the REVR Value of such Option and (y) the exercise price of such Option, in cash, plus any interest accrued on the REVR Value between the applicable vesting date of such Option and the exercise date of such Option. An Option shall be exercisable during such period(s) as shall be determined by the Committee and set forth in the Award Document relating to such Option and the Committee may extend the term of an Option after the Date of Grant. An Option which is not exercised during its period of exercisability shall expire.
          (b) Exercise Price. The exercise price of an Option shall be fixed by the Committee on the Date of Grant or, alternatively, shall be determined by a method specified by the Committee on the Date of Grant.
          (c) Method of Exercise. Subject to the provisions of the applicable Award Document, the exercise price of an Option (if any) may be paid in cash or pursuant to such procedures as may be established by the Committee from time to time.
          (d) Death; Disability; Reaching Retirement Age and Termination of Employment. The following provisions apply to the unvested portion of an Option held by a Participant except to the extent, if any, otherwise provided in the applicable Award Document:
          (i) upon a Participant’s Termination of Employment, the unvested portion of the Option shall be forfeited and cancelled without any payment to such Participant and shall not be exercisable in whole or in part unless otherwise provided by the Committee, the Plan or the applicable Award Document;
          (ii) upon the Participant’s Termination of Employment due to death or Disability, the Pro Rata Portion of the unvested portion of an Option shall immediately vest and the remainder of such unvested portion shall immediately expire and shall not be exercisable in whole or in part; and

(iii) upon the Participant reaching Retirement Age, the unvested portion of an Option shall immediately vest in full.
     Notwithstanding the foregoing, the Board may in any particular case, in its sole discretion and without precedent value, suspend or vary the operation of the foregoing provisions, upon such terms and to such extent as it may determine, but only in a manner that is not adverse to the Participant and complies with applicable laws and stock exchange rules.
     (a) Exercise of Vested Option Following Termination of Employment. Upon a Participant’s Termination of Employment (including by reason of death, Disability or reaching Retirement Age), the Participant shall, except to the extent, if any, otherwise provided in the applicable Award Document, retain the right to exercise the vested portion of any Option held by such Participant for the applicable term of the Option.
     8. General Provisions.
     (a) Non-Transferability of Award. Unless the Committee determines otherwise in its sole discretion, no Award or amount payable under, or interest in, the Plan shall be transferable by a Participant except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; provided, however, that the Committee may, in its sole discretion and subject to such terms and conditions as it shall specify, permit the transfer of an Award for no consideration to a Participant’s family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, “Permitted Transferees”). Any Award transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant. The Committee may, in its sole discretion, permit transfers of Awards other than those contemplated by this Section 8(a). During the lifetime of the Participant, an Option shall be exercisable only by the Participant or by a Permitted Transferee to whom such Option has been transferred in accordance with this Section 8(a).
     (b) No Right to Continued Employment. No Employee or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award or Award Document shall confer upon any Employee any right to continued employment or directorship with the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate the employment or directorship of any of its Employees at any time, with or without cause. Each Participant, by accepting an Award, agrees with the Company and its Subsidiaries that he or she will not be entitled to any damages, payment or claim with respect to or as a result of any forfeiture of the Award that occurs as a result of the termination of the Participant’s employment or directorship with the Company or any Subsidiary, regardless of the reason for or circumstances of such employment or directorship termination, or whether such employment or directorship termination was or was not wrongful and of whether or not the period of notice of termination given to the Participant was sufficient.
     (c) Consent to Plan. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.
     (d) Wage and Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Award or payment in respect of an Award or any compensation or other payment to a Participant amounts of withholding and other taxes due in connection with any Award, and to take such other action as the Committee may deem necessary or advisable to enable the Company and the Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority for the Company to withhold or receive cash payments or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the sole discretion of the Committee.
     (e) Compliance with Securities Laws. An Award may not be exercised, and no payment may be made in respect of an Award, unless the payment complies with all applicable securities laws.
     (f) Unfunded Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. Nothing contained in the Plan (or in any Award Documents or other documentation related thereto) shall give any Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts and deposit therein cash or other property or make other arrangements to meet the Company’s obligations under the Plan or make payments with respect to Awards Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee determines otherwise. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify.
     (g) Other Employee Benefit Plans. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.
     (h) Compliance with Rule 16b-3. Notwithstanding anything contained in the Plan or in any Award Document to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than six months.
          (i) Expenses. The costs and expenses of administering and implementing the Plan shall be borne by the Company.
          (ii) Liability and Indemnification.
          (iii) Neither the Company nor any Subsidiary shall be responsible in any way for any action or omission of the Committee or any other fiduciaries in the performance of their duties and obligations as set forth in the Plan. Furthermore, neither the Company, any Subsidiary nor the Committee shall be responsible for any act or omission of any of their agents, or with respect to reliance upon the advice of their counsel, provided that the Company, the appropriate Subsidiary or the Committee, as the case may be, relied in good faith upon the action of such agent or the advice of such counsel.
          (iv) Neither the Company, any Subsidiary, the Committee, nor any agent, employee, officer, director, stockholder or member of any of them, nor any other person shall have any liability or responsibility to any Participant or otherwise with respect to the Plan, except with respect to fraud, bad faith or willful misconduct on their part or as otherwise expressly provided herein.
          (v) Cooperation of Parties. All parties to the Plan and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out the Plan or any of its provisions.
          (vi) Notices. Each notice relating to the Plan shall be in writing and delivered by recognized overnight courier or certified mail to the proper address or, optionally, to any individual personally. Except as otherwise provided in any Award Document, all notices to the Company or the Committee shall be addressed to it c/o the Company at its registered office, Attn: Corporate Secretary. All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons which are not delivered personally to an individual shall be addressed to such person at the last address for such person maintained in the records of the Committee or the Company.

     9. Recapitalization or Reorganization.
          (a) Authority of the Company and Stockholders. The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any dividend or other distribution, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the capital stock or the rights thereof which are convertible into or exchangeable for capital stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
          (b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, if there is any change in the outstanding Shares by reason of a stock dividend or split, a recapitalization, or a consolidation, combination or exchange of shares, or if there is any other change (including, possibly, an extraordinary dividend) which the Committee in its sole discretion determines is a sufficiently fundamental change to warrant the action hereinafter described, the Committee shall make, subject to any prior approval required of relevant stock exchanges or other applicable regulatory authorities, if any, an appropriate substitution or adjustment in (i) the exercise price of any unexercised Options under the Plan; and/or (ii) the number and kind of REVRs or other securities subject to unexercised Options under the Plan. In the event of the reorganization or the amalgamation, merger or consolidation of the Company with another corporation, the Committee may make such provision for the protection of the rights of Participants as the Committee in its discretion deems appropriate. The determination of the Committee, as to any such substitution or adjustment or as to there being no need for the same, will be final and binding on all parties.
     10. Effective Date and Effective Time. The Plan was originally effective on the Effective Date and amended and restated as of the Effective Time and shall remain in effect until it has been terminated pursuant to Section 11.
     11. Amendment; Suspension and Termination.
          (a) Notwithstanding anything herein to the contrary, the Board or the Committee may, at any time, terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no amendment or modification which must be approved by stockholders pursuant to applicable rules of an exchange or any requirements or any requirements of the Code and the regulations promulgated thereunder, shall be effective without stockholder approval. However, except as otherwise expressly provided herein, no amendment, modification, suspension or termination of the Plan shall alter the rights of any Participant existing at such time with respect to an Option, except with the express written consent of such Participant. The Plan shall continue until earlier terminated by the Company pursuant to this Section 11. If the Plan is terminated, the provisions of the Plan, and any administrative guidelines, regulations and other rules adopted by the Committee with respect to the Plan which are in force at the time of such termination, will continue in effect in respect of any Options which are outstanding at such time and any rights pursuant to any such Options. However, notwithstanding the termination of the Plan, the Committee may make any amendments to the Plan or the Options which it would have been entitled to make if the Plan were still in effect.
          (b) With the consent of any applicable regulatory authorities, as may be required, the Committee may, in its sole discretion and without precedent value, amend or modify any particular outstanding Option(s) or, in circumstances which the Committee deems appropriate (such a circumstance may, for instance, be a change of control of the Company), all outstanding Options, so as to:
          (i) accelerate the Option’s vesting or exercisability;
          (ii) reduce any restrictions on the transferability, vesting or exercisability of the Option; or
          (iii) if the Company ceases to be subject to the terms of the Exchange Act or there is a contemplated transaction which would result in the Company ceasing to be subject to the terms of the Exchange Act, abbreviate the exercise period of all outstanding Options;
upon not less than 30 days’ notice to all affected Participants and upon such terms (including the possible reinstatement of Options) as the Committee determines.
     12. Six-Monthly Delay for Specified Employees. Notwithstanding anything herein to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, as determined under the Company’s established methodology for determining specified employees, on the date of the Participant’s “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Code, any payment hereunder that provides for a “deferral of compensation” within the meaning of Section 409A of the Code shall not be paid or commence to be paid on any date prior to the first business day after the date that is six months following the Participant’s termination of employment or service; provided, however, that a payment delayed pursuant to this Section 12 shall commence earlier in the event of the Participant’s death prior to the end of the six-month period. Any such delayed payments shall be accumulated and paid on the first day of the seventh calendar month following the date of separation from service.
     13. Section 409A Compliance. (i) Notwithstanding any contrary provision in the Plan, an Award Document or an Award, if any provision of the Plan, an Award Document or an Award contravenes any regulations or guidance promulgated under Section

409A of the Code or would cause any person to be subject to additional taxes, interest or penalties under Section 409A of the Code, such provision of the Plan, an Award Document or an Award may be modified by the Committee without notice and consent of any person in any manner the Committee deems reasonable or necessary. In making such modifications, the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code.
          (ii) If any amount owed to a Participant under this Plan is considered for purposes of Section 409A of the Code to be owed to the Participant by virtue of his termination of employment or service, such amount shall be paid if and only if such termination of employment or service constitutes a “separation from service” with the Company, determined using the default provisions set forth in Treasury Regulation §1.409A-1(h) or any successor regulation thereto.
     14. Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of Delaware applicable to contracts to be performed entirely within such state and without giving effect to principles of conflicts of laws.
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